Professional Services Agreement


     This Professional Services Agreement (this "Agreement") is made as of April 7, 2004, by and among Bear Stearns Merchant Manager II, LLC, a Delaware limited liability company ("BSMB"), AC Safety Holding Corp., a Delaware corporation
("Holding"), and AC Safety Acquisition Corp., a Delaware corporation ("Acquisition"), and Aearo Company I, a Delaware corporation ("Aearo Company"). Certain capitalized terms used herein are defined in Section 9 below.

     WHEREAS, Aearo Corporation, a Delaware corporation (the "Surviving Corporation"), Holding and Acquisition are parties to an Agreement and Plan of Merger, dated as of March 10, 2004 (the "Merger Agreement"), pursuant to which, among other things, Acquisition will merge with and into the Surviving Corporation (the "Merger"); and

     WHEREAS, Holding and, on behalf of itself, the Surviving Corporation, Acquisition and Aearo Company desire to retain BSMB with respect to the services described herein.

     NOW, THEREFORE, the parties agree as follows:

1. Term. This Agreement shall commence on the date hereof and shall terminate (except as provided in the immediately following sentence) on the earliest to occur of (a) the consummation of a Qualified Public Offering, (b) the consummation of a Realization Event, (c) termination by BSMB upon 30 days written notice to Acquisition (or, after the Merger, the Surviving Corporation) and (d) the tenth anniversary of the date hereof (the "Term"); provided, however, that if no Qualified Public Offering or Realization Event has been consummated prior to the tenth anniversary, the Term shall be automatically extended thereafter on a year to year basis unless (i) Acquisition (or, after the Merger, the Surviving Corporation) provides written notice to BSMB of its desire to terminate this Agreement or (ii) BSMB provides written notice to Acquisition (or, after the Merger, to the Surviving Corporation) of its desire to terminate this Agreement, in each case, 30 days prior to the expiration of the Term or any extension thereof; or at such time as a Qualified Public Offering or Realization Event is consummated. The provisions of Sections 3(e), 3(g), 6, 7, 8, 10, 11, 12, 13, 14 and 15 and obligations to pay any outstanding unpaid fees hereunder and accrued interest thereon shall survive the termination of this Agreement.

2. Services. BSMB shall perform or cause to be performed such services for Holding, Acquisition (and, after the Merger, the Surviving Corporation) and their respective subsidiaries as mutually agreed by Holding's or Acquisition's (and, after the Merger, the Surviving Corporation's) board of directors, as the case may be and BSMB, which may include, without limitation, the following:

     (a)  general advisory and management services;

     (b) business development functions, including identification, support, negotiation and analysis of acquisitions and dispositions by Holding, Acquisition (and, after the Merger, the Surviving Corporation) and their respective subsidiaries;

     (c)  support,   negotiation   and  analysis  of   financing   alternatives,
          including,   without  limitation,  in  connection  with  acquisitions,
          capital expenditures and refinancing of existing indebtedness;

     (d)  finance  functions,   including   assistance  in  the  preparation  of
          financial projections, and monitoring of compliance with financing agreements;

     (e) marketing functions, including monitoring of marketing plans and strategies;

     (f) human resource functions, including searching, identifying and hiring of executives and directors; and

     (g) other services for Holding, Acquisition (and, after the Merger, the Surviving Corporation) and their respective subsidiaries upon which Holding's or Acquisition's (and, after the Merger, the Surviving Corporation's) board of directors, as the case may be, and BSMB agree.


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3.   Advisory Fee.

     (a) In consideration of BSMB's undertaking to provide advisory services hereunder, Acquisition (and, after the Merger, the Surviving Corporation) or Aearo Company shall pay BSMB an annual advisory fee (the "Advisory Fee") in an aggregate amount for each fiscal year equal to the greater of (i) $700,000 and (ii) 1.25% of the Adjusted Consolidated EBITDA (as hereinafter defined) for such fiscal year, calculated as provided below and payable in arrears in quarterly installments (based on twelve 30-day months), for the period beginning on the date hereof and ending upon the termination of this Agreement as provided in Section 1 hereof. The Advisory Fees shall be payable by Acquisition (or, after the Merger, the Surviving Corporation) whether or not Acquisition (or, after the Merger, the Surviving Corporation) actually requests that BSMB provide the services described in Section 2 above.

     (b) Except as otherwise provided in Section 3(d), 3(e) or 3(f) hereof, (i) the first installment of the Advisory Fee, for the period beginning on the date hereof and ending June 30, 2004, shall be payable on June 30, 2004 (unless otherwise directed by BSMB) in an amount equal to $175,000 multiplied by a fraction (A) the numerator of which is the actual number of days from and including the date hereof to and including June 30, 2004 and (B) the denominator of which is 90, and
          (ii) the second installment of the Advisory Fee, for the period beginning on July 1, 2004 and ending on September 30, 2004, shall be payable on September 30, 2004 (unless otherwise directed by BSMB) in an amount equal to $175,000.

     (c) Except as otherwise provided in Section 3(d), 3(e) or 3(f) hereof, all subsequent payments of the Advisory Fee shall be in quarterly installments, payable in arrears on March 31, June 30, September 30 and December 31 of each year, in an amount equal to the greater of (i) $175,000 and (ii) 0.3125% of the Adjusted Consolidated EBITDA for the preceding fiscal year, based on the audited consolidated financial statements of Holding and its subsidiaries for such preceding fiscal year.

     (d) Promptly upon receipt of its audited consolidated financial statements for each fiscal year (commencing with the fiscal year ending September 30, 2004), Holding will certify the Adjusted Consolidated EBITDA for the preceding fiscal year to BSMB.

          (i) To the extent that the aggregate installments of the Advisory Fee paid to BSMB with respect to such preceding fiscal year exceed the greater of (a) $700,000 and (b) 1.25% of the Adjusted Consolidated EBITDA for the preceding fiscal year, then Acquisition (or, after the Merger, the Surviving Corporation) may set off the amount of such excess (the "Excess ------- Fee Amount") against their obligation to pay the next installment of the Advisory Fee ---------- (and subsequent installments as needed to recover such Excess Fee Amount in full); provided, however, that for the fiscal year ending September 30, 2004, only the excess -------- ------- of the sum of the first two installments of the Advisory Fee that exceed the product of (x) a fraction (i) the numerator of which is the actual number of days from and including the date hereof to and including September 30, 2004 and (ii) the denominator of which is 180 (such fraction hereinafter the "Initial Period Fraction"), multiplied ----------------------- ----------- by (y) the greater of (i)
               $350,000 and (ii) 0.625% of the Adjusted Consolidated EBITDA -- for the fiscal year ending September 30, 2004 shall be deemed to be an Excess Fee Amount for purposes of this Section 3(d)(i).
               ---------------

          (ii) To the extent that the aggregate installments of the Advisory Fee paid to BSMB with respect to such preceding fiscal year are less than the greater of (a) $700,000 and (b) 1.25% of the Adjusted Consolidated EBITDA for the preceding fiscal year, then Acquisition (or, after the Merger, the Surviving Corporation) shall pay BSMB the amount of such deficiency at such time as they are obligated to pay the next installment of the Advisory Fee; provided, however, that for the fiscal year ending September 30, 2004, -------- ------- Acquisition shall only make a payment pursuant to this Section 3(d)(ii) to the extent ----------------- that the product of (x) the Initial Period Fraction multiplied by
               (y) the greater of -------------- (i) $350,000 and (ii) 0.625% of the Adjusted Consolidated EBITDA for the fiscal year ending September 30, 2004 exceeds the sum of the first two installments of the Advisory Fee.

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

     (e) Upon the consummation of a Qualified Public Offering, Acquisition (or, after the Merger, the Surviving Corporation) or Aearo Company shall be obligated to pay to BSMB an amount equal to (i) any accrued but unpaid Advisory Fee for the period during which such Qualified Public
          Offering is consummated, plus (ii) the Advisory Fee that would be payable to BSMB pursuant to this Section 3 in respect of the next four successive three-month periods calculated based on the Advisory Fee paid or payable for the then current three-month period.


     (f) Notwithstanding anything to the contrary contained herein, Acquisition (or, after the Merger, the Surviving Corporation) or Aearo Company shall accrue but not pay the Advisory Fee if and for so long as (i) any such payment would constitute a default (or any event which might, with the lapse of time or the giving of notice or both, constitute a default) under Holding's and Acquisition's (or, after the Merger, the Surviving Corporation's) financing agreements (a "Default"); provided, however, that Acquisition (or, after the Merger, the Surviving Corporation) or Aearo Company shall be obligated to pay any accrued Advisory Fees deferred under this Section 3(f)(i) to the extent that such payment would not constitute a Default or (ii) BSMB instructs Acquisition (or, after the Merger, the Surviving Corporation) and Aearo Company not to pay all or any portion of the Advisory Fee during any fiscal year. Interest will accrue on all due and unpaid Advisory Fees not paid pursuant to clause (i) of the preceding sentence at the Default Rate until such Advisory Fees are paid, and such interest shall compound annually. The "Default Rate" shall be LIBOR (as such term is defined in the Senior Facility) plus 4.25% per annum.

     (g) In addition to the Advisory Fee, Acquisition (on behalf of itself and the Surviving Corporation) or Aearo Company shall reimburse BSMB, promptly upon request, for all reasonable out-of-pocket expenses incurred by BSMB in connection with BSMB's obligations hereunder, including, but not limited to, the fees and expenses paid to consultants, subcontractors and other third parties in connection with such obligations.

4.   Transaction Fees.

     (a) Acquisition (on behalf of itself and the Surviving Corporation) or Aearo Company hereby agrees to pay to BSMB upon the date hereof a fee (the "Closing Fee") for services rendered in connection with securing, structuring and negotiating the acquisition, equity and debt financing, including but not limited to the Senior Facility, a bridge loan and a high-yield offering for the transactions contemplated by the Merger Agreement and certain other management services, in an amount equal to $6,000,000. The Closing Fee shall be payable by wire transfer of immediately available funds to BSMB or one or more of its designees.

     (b) If Holding or Acquisition (or, after the Merger, the Surviving Corporation) shall determine that it is advisable to hire a financial advisor, consultant, investment banker or any similar agent in connection with any transaction (other than a Realization Event) relating to (i) an acquisition, divestiture, or other transaction (whether by merger, recapitalization or otherwise), (ii) issuance of securities (including, without limitation, an initial public offering by Holding or any of its subsidiaries) or (iii) a debt or equity financing, in each case, by or involving Holding, Acquisition (or, after the Merger, the Surviving Corporation) or any of their subsidiaries, it shall promptly notify BSMB of such determination in writing. Promptly thereafter, upon the request of BSMB, Holding, Acquisition (or, after the Merger, the Surviving Corporation) or such subsidiary, as the case may be, shall hire BSMB or its Affiliates to act as a financial advisor to Holding, Acquisition (or, after the Merger, the Surviving Corporation) or such subsidiary, as the case may be, on a non-exclusive basis in connection with such transaction. At the closing of any such transaction, BSMB shall receive a fee (a
          "Transaction Fee") the amount of which shall be agreed to by the parties in good faith prior to such closing. In the event the parties are unable to agree to such fee, the Transaction Fee shall equal 1.00% of the aggregate enterprise value paid or provided by Holding, Acquisition (or, after the Merger, the Surviving Corporation), or such subsidiary, as the case may be (including the aggregate value of (x) equity securities, warrants, rights and options acquired or retained,
          (y) indebtedness acquired, assumed or refinanced and (z) any other consideration or compensation paid in connection with such transaction). In addition, Holding, Acquisition (or, after the Merger, the Surviving Corporation) or such subsidiary, as the case may be, shall reimburse BSMB, promptly upon request, for all reasonable out-of-pocket expenses incurred by BSMB in connection with BSMB's obligations hereunder in connection with such transaction, including, but not limited to, the fees and expenses paid to consultants, subcontractors and other third parties in connection with such obligations. BSMB may assign its rights under this Section 4(b) generally or in connection with any actual or prospective transaction to any of its affiliates or to any of The Bear Stearns Companies Inc. and its subsidiaries.

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


     (c) If Holding or Acquisition (or, after the Merger, the Surviving Corporation) shall determine that it is advisable to hire a financial advisor, consultant, investment banker or any similar agent in connection with a Realization Event, it shall promptly notify BSMB of such determination in writing. Promptly thereafter, upon the request of BSMB, Holding or Acquisition (or, after the Merger, the Surviving Corporation), as the case may be, shall hire BSMB or its Affiliates to act as a financial advisor to Holding or Acquisition (or, after the Merger, the Surviving Corporation) on a non-exclusive basis in connection with such Realization Event. Upon the consummation of a Realization Event, BSMB shall be entitled to receive from Holdings or Acquisition (or, after the Merger, the Surviving Corporation) or Aearo Company, as the case may be, a fee (a "Company Sale Fee") equal to 0.65% of the aggregate enterprise value paid to Holding or Acquisition (or, after the Merger, the Surviving Corporation), as the case may be, in connection with such Realization Event (including the aggregate value of (x) equity securities, warrants, rights and options acquired or retained, (y) indebtedness acquired, assumed or refinanced and (z) any other consideration or compensation paid in connection with such transaction).

5. Personnel. BSMB shall provide and devote to the performance of this Agreement such partners, employees and agents of BSMB as BSMB shall deem appropriate to the furnishing of the services required.

6. Liability. None of BSMB, any of its affiliates nor their respective partners, members, employees or agents (collectively, the "BSMB Group") shall be liable to Holding, Acquisition, the Surviving Corporation or their subsidiaries or affiliates for any loss, liability, damage or expense (collectively, a "Loss") arising out of or in connection with this Agreement or the performance of services contemplated hereunder (including, without limitation, the performance of services provided pursuant to
     Section 4 above), unless and then only to the extent that such Loss is determined by a court in a final order from which no appeal can be taken, to have resulted solely from the willful misconduct on the part of such member of the BSMB Group. BSMB makes no representations or warranties, express or implied, in respect of the services to be provided by the BSMB Group. Except as BSMB may otherwise agree in writing on or after the date hereof: (a) each member of the BSMB Group shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (i) engage in the same or similar business activities or lines of business as Holding, Acquisition (or, after the Merger, the Surviving Corporation) or their respective subsidiaries and (ii) do business with any client, customer, supplier, lender or investor of, to or in Holding, Acquisition (or, after the Merger, the Surviving Corporation) or their respective subsidiaries; (b) no member of the BSMB Group shall be liable to Holding, Acquisition (or, after the Merger, the Surviving Corporation) or their respective subsidiaries or affiliates for breach of any duty (contractual or otherwise) by reason of any such activities or of such person's participation therein; and (c) in the event that any member of the BSMB Group acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both (A) Holding, Acquisition (or, after the Merger, the Surviving Corporation) or their respective subsidiaries, on the one hand, and (B) BSMB, on the other hand, or any other person, no member of the BSMB Group shall have any duty (contractual or otherwise) to communicate or present such corporate opportunity to Holding, Acquisition (or, after the Merger, the Surviving Corporation) or their respective subsidiaries and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to Holding, Acquisition (or, after the Merger, the Surviving Corporation), their respective subsidiaries or any of their affiliates for breach of any duty (contractual or otherwise) by reasons of the fact that any member of the BSMB Group directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to Holding, Acquisition (or, after the Merger, the Surviving Corporation), their respective subsidiaries or any of their affiliates. In no event will any of the parties hereto be liable to any other party hereto for any punitive, exemplary, indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise) other than for the Claims (as defined in Section 7) relating to the services which may be provided by BSMB hereunder.

7. Indemnity. Holding, Acquisition (and, after the Merger, the Surviving Corporation) and their subsidiaries shall defend, indemnify and hold harmless each member of the BSMB Group from and against any and all Losses arising from any claim by any person with respect to, or in any way related to, this Agreement (including attorneys' fees) (collectively, "Claims") resulting from any act or omission of any member of the BSMB Group except to the extent that such Loss is determined by a court in a final order from which no appeal can be taken to have resulted solely from the willful


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     misconduct  of such member of the BSMB Group.  Holding,  Acquisition  (and, after the Merger, the Surviving Corporation) and their subsidiaries shall defend at their own cost and expense any and all suits or actions (just or unjust) which may be brought against Holding, Acquisition (or, after the Merger, the Surviving Corporation) and their subsidiaries or any member of the BSMB Group, or in which any member of the BSMB Group may be impleaded with others, upon any Claims, or upon any matter, directly or indirectly, related to or arising out of this Agreement or the performance of the obligations hereunder by the BSMB Group (including, without limitation, the performance of services pursuant to Section 4 above), except that if such damage shall be proven to be result solely from the willful misconduct by a member of the BSMB Group then such member of the BSMB Group shall reimburse Holding and its subsidiaries for the costs of defense and other costs incurred by Holding and its subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, in no event will the liability of the BSMB Group in connection with this Agreement exceed the aggregate amount of all Advisory Fees, Closing Fees, Transaction Fees and Company Sale Fees paid to BSMB hereunder.

8. Independent Contractor. The parties acknowledge and agree that BSMB is and shall act as an independent contractor of Holding and Acquisition (and, after the Merger, the Surviving Corporation) in the performance of its duties hereunder. BSMB is not, and in the performance of its duties will not hold itself out as, an employee, agent or partner of Holding, Acquisition (or, after the Merger, the Surviving Corporation) or any of their respective subsidiaries.

9. Notices. All notices hereunder shall be in writing and shall be delivered personally or mailed by United States mail, postage prepaid, addressed to the parties as follows:

     to   Acquisition  (and,  after the Merger,  the Surviving  Corporation)  or
     Aearo Company:

                  Aearo Corporation
                  Aearo Company I
                  5457 West 79th Street
                  Indianapolis, IN 46268
                  Attention:  Mr. Michael McLain
                  Tel: (317) 692-6557
                  Fax: (317) 692-6784


     with copies, which shall not constitute notice; to:

                  Bear Stearns Merchant Banking
                  c/o Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 40th Floor
                  New York, New York 10179-5706
                  Attention: Mr. Douglas R. Korn
                  Tel.: 212-272-4154
                  Fax: 212-272-7425

     to Holding or BSMB:

                  Bear Stearns Merchant Manager II, LLC
                  c/o Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 40th Floor
                  New York, New York 10179-5706
                  Attention: Mr. Douglas R. Korn
                  Tel.: 212-272-4154
                  Fax: 212-272-7425

     with a copy, which shall not constitute notice, to:

                  O'Melveny & Myers LLP
                  Times Square Tower
                  7 Times Square
                  New York, NY 10036
                  Attention: Adam Weinstein, Esq.
                  Tel.: (212) 408-2400
                  Fax: (212) 408-2420

10. Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given such term in the Stockholders' Agreement dated as of the date hereof by and among Holding and the stockholders party thereto. In addition, for purposes of this Agreement, "Adjusted Consolidated EBITDA" means, with respect to any period, the sum of (i) Consolidated EBITDA (as such term is defined in the Senior Facility on the date hereof), plus (ii) to the extent deducted in arriving at


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

     this Agreement and any fees paid to Vestar Capital Partners or any of its Affiliates, in each of clauses (i) and (ii) above, during such period. "Senior Facility" means the Credit Agreement dated as of the date hereof among Holding, the Surviving Corporation, Aearo Company I, the Lenders thereunder, Bear Stearns Corporate Lending, as Syndication Agent, and Deutsche Bank Trust Company Americas, as Administrative Agent. "Realization Event" shall have the meaning given to such term in the 2004 Stock Incentive Plan.

11. Assignment. Except as provided in Section 4(b), no party hereto may assign any obligations hereunder to any other party without the prior written consent of the other parties (which consent shall not be unreasonably withheld); provided, however, that BSMB may, without the consent of Holding or Acquisition (or, after the Merger, the Surviving Corporation), assign its rights under this Agreement to any of its affiliates.

12. No Waiver. The failure of a party to this Agreement to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

13. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

14. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

15.  Entire  Agreement;  Modification;  Governing  Law. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless approved in writing by an authorized representative of such party. All issues concerning this agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

16. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                                    * * * * *

     IN WITNESS WHEREOF, the parties have executed this Professional Services Agreement as of the date first written above.




                                        AC SAFETY HOLDING CORP.



                                        By:
                                        Name:
                                        Title:


     On behalf of itself and, after the Merger, Aearo Corporation, the Surviving
Corporation:

                                        AC SAFETY ACQUISITION CORP.



                                        By:
                                        Name:
                                        Title:


                                        AEARO Company I



                                        By:
                                        Name:  Michael A. McLain
                                        Title:  Chief Executive Officer and
                                                President


                                        BEAR STEARNS MERCHANT MANAGER II, LLC

                                        By:     JDH Management LLC, its Manager,



                                        By:
                                        Name:
                                        Title: